EXHIBIT 15

Securities and Exchange Commission

Washington, D.C. 20549

We have made a review of the condensed consolidated financial statements of Superior Uniform Group, Inc. and subsidiary (“the Company”) as of September 30, 2004 and for the three-month and nine-month periods ended September 30, 2004, in accordance with standards established by the Public Company Accounting Oversight Board, and issued our report thereon dated October 20, 2004. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of the Company for the quarter ended September 30, 2004 are being incorporated by reference in the Registration Statements on Form S-8 (File No. 333-105906, effective June 6, 2003) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/ GRANT THORNTON LLP

Tampa, Florida

October 20, 2004